EXHIBIT 10.1

LESCARDEN INC.

LOAN CONVERSION
AND
COMMON STOCK PURCHASE AGREEMENT

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TABLE OF CONTENTS
Page

1.	Loan Conversion and Purchase and Sale of Common Stock	1

1.1	Loan Conversion and Purchase and Sale of Common Stock	1
1.2	Closing	1

2.	Representations and Warranties of the Company	1

2.1	Organization and Standing	1
2.2	Corporate Power	2
2.3	Authorization	2
2.4	Valid Issuance of Common Stock	2
2.5	Offering
2.6	Disclosure	2

3.	Representations and Warranties of the Purchaser	2

3.1	Authorization	2
3.2	Purchase Entirely for Own Account	3
3.3	Disclosure of Information	3
3.4	Investment Experience	3
3.5	Accredited Investor	3
3.6	Restricted Securities	3
3.7	Brokers or Finders	3
3.8	Legends	4

4.	Covenants of the Company	4

4.1	Use of Proceeds	4

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5.	Conditions to Closing of Purchaser	4

5.1	Representations and Warranties Correct	4
5.2	Covenants	4
5.3	Blue Sky	4
5.4	Performance of Obligations	4

6.	Conditions to Closing of Company	5

6.1	Representations	5
6.2	Blue Sky	5

7.	Miscellaneous	5

7.1	Governing Law; Venue; Waiver of Jury Trial	5
7.2	Survival of Warranties	5
7.3	Successors and Assigns	5
7.4	Entire Agreement; Amendment	5
7.5	Notices, etc	5
7.6	Delays or Omissions	6
7.7	Expenses	6
7.8	Severability	6
7.9	Interpretation	6
7.10	Counterparts	6
7.11	Telecopy Execution and Delivery	6
7.12	Further Assurances	7

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Loan Conversion and Common Stock Purchase Agreement

This Loan Conversion and Common Stock Purchase Agreement (the “Agreement”) is made effective as of November __, 2010 by and between:

Lescarden Inc., a New York corporation (the “Company”), and

Charles T. Maxwell, a New York resident, having an address at 33 Oriole Avenue, Bronxville, NY 10708 (“Purchaser”).

Recitals

Purchaser has loan certain sums to the Company for purposes of working capital. The Company and the Purchaser have agreed to convert said loan into common stock of the Company in accordance with the terms of this Agreement.

Now, therefore, the Purchaser and the Company agree as follows:

1.           Loan Conversion and Purchase and Sale of Common Stock.

1.1           Loan Conversion and Sale and Issuance of the Common Stock.

(a)           The Purchaser has previously advanced the sum of $274,000.00 to the Company (the “Indebtedness”). The Purchaser desires to purchase and the Company desires to issue shares of its Common Stock, par value $.001 (the “Shares”) in exchange for the Indebtedness. The Indebtedness shall be converted into Shares at the price of the Shares on the date of this Agreement (“Conversion Price”).

(b)           Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to the Purchaser at the Closing the amount of Shares calculated by dividing the Indebtedness by the Conversion Price.

1.2           Closing.  The purchase and sale of the Shares shall take place at the office of the Company, within one (1) day of the date that the Company files any notices as required by the New York State Blue Sky laws, or at such other time and place as the Company and the Purchaser mutually agree upon in writing (which time and place are designated as the “Closing”). As soon as practicable after the Closing, the Company shall instruct its transfer agent to deliver to the Purchaser a certificate representing the Shares, dated as of the Closing, that the Purchaser is purchasing hereunder.  The Indebtedness shall be deemed paid as of the Closing. The Purchaser shall, upon request of the Company, execute an instrument of cancellation in form and substance acceptable to the Company.

2.           Representations and Warranties of the Company.  The Company represents and warrants to the Purchaser as of the date of the Closing as follows:

2.1           Organization and Standing.  The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of New York and is in good standing under such laws.  The Company has requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted and as presently proposed to be conducted.  The Company is in good standing and is duly qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the Company’s business.

2.2           Corporate Power.  The Company will have at the Closing all requisite legal and corporate power and authority (i) to execute and deliver this Agreement, (ii) to sell and issue the Shares and (iv) to carry out and perform its obligations under the terms of this Agreement.

2.3           Authorization.  All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares has been taken or will be taken prior to the Closing.  This Agreement, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.4           Valid Issuance of the Common Stock.  The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly authorized, validly issued, fully paid and nonassessable, and will be subject to restriction on transfer under applicable state and federal securities laws.

2.5           Offering.  Subject in part to the truth and accuracy of the Purchaser’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of Section 5 of the Securities Act, and all applicable state securities laws or any required filings shall have been made and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.6           Disclosure.  The Company has fully provided the Purchaser with all the information the Purchaser has requested for deciding whether to purchase the Shares and all information that the Company believes is reasonably necessary to enable the Purchaser to make such decision.  To the best of its knowledge, neither this Agreement nor any other written statement made or delivered in connection herewith or therewith, when taken as a whole, contains any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which they were made.

3.           Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Company with respect to the purchase of the Shares as follows:

3.1           Authorization.  This Agreement, when executed and delivered by the Purchaser will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2           Purchase Entirely for Own Account.  This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement the Purchaser hereby confirms, that the Shares will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any person or to any third person with respect to any of the Shares.

3.3           Disclosure of Information.  Each Purchaser believes he has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares.  Each Purchaser represents that he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company.

3.4           Investment Experience.  The Purchaser has experience as a purchaser of securities of companies similar to the Company and acknowledges that he is able to fend for himself, that he can bear the economic risk of his investment, and that he has such knowledge and experience in financial or business enterprises that he is capable of evaluating the merits and risks of the investment in the Shares.

3.5           Accredited Investor.  The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act.

3.6           Restricted Securities.  The Purchaser understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  In this connection, the Purchaser represents that he is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.

3.7           Brokers or Finders.  The Purchaser has not incurred, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

3.8           Legends.  It is understood that the certificates evidencing the Shares shall bear the following legend (in addition to any legend required under applicable state securities laws):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

4.           Covenants of the Company.  The Company hereby covenants and agrees as follows:

4.1           Use of Proceeds.  The proceeds from the sale of the Shares pursuant to this Agreement shall be used by Company for the cancellation of the Indebtedness.

5.           Conditions to Closing of Purchaser.  The obligations of the Purchaser under Section 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Purchaser unless he consents thereto:

5.1           Representations and Warranties Correct.  The representations and warranties made by the Company in Section 2 shall be true and correct when made, and shall be true and correct in all material respects as of the Closi

5.2           Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

5.3           Blue Sky.  The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares.

5.4           Performance of Obligations.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

6.           Conditions to Closing of Company.  The obligations of the Company to each Purchaser under this Agreement are subject to fulfillment on or before the Closing of each of the following conditions by the Purchaser:

6.1           Representations.  The representations made by the Purchaser in Section 3 shall be true and correct when made, and shall be true and correct in all material respects as of the Closing.

6.2           Blue Sky.  The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Securities.

7.           Miscellaneous.

7.1           Governing Law; Venue; Waiver of Jury Trial.  THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS ENTERED INTO AMONG NEW YORK RESIDENTS TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS RULES. EACH PARTY HEREBY AGREES THAT THE EXCLUSIVE JURISDICTION AND VENUE FOR ALL DISPUTES AND LITIGATION ARISING UNDER OR RELATING TO THIS AGREEMENT SHALL BE IN THE STATE COURTS OF THE STATE OF NEW YORK.  EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL.

7.2           Survival of Warranties.  The representations, warranties and covenants of the Company and the Purchaser shall survive the Closing for a period of one year whereupon they shall cease and be of no further force and effect.

7.3           Successors and Assigns.  Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of the Purchaser to purchase the Shares at the Closing may not be assigned without the Company’s prior written consent.

7.4           Entire Agreement; Amendment.  This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

7.5           Notices, etc.  All notices and other communications required or permitted hereunder shall be in writing and may be delivered in person or by facsimile, electronic mail, courier or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to the Purchaser, at the Purchaser’s address set forth on Page 1, or at such other address as the Purchaser shall have furnished to the Company in writing, or (b) if to the Company, to its address set forth on the Page 1 of this Agreement and addressed to the attention of the President, or at such other address as the Company shall have furnished to the Purchaser. All such notices and other communications shall be deemed given upon personal delivery, upon confirmation of facsimile transfer, upon confirmation of electronic mail transmission, upon delivery by courier or three business days after deposit in the United States mail.  Notwithstanding the foregoing, all notices and communications to addresses outside the United States shall be given by facsimile and confirmed in writing sent by overnight or two-day courier service.

7.6           Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to the Purchaser, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of the Purchaser nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of the Purchaser of any breach or default under this Agreement, or any waiver on the part of the Purchaser of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

7.7           Expense.

(a)           The Company and the Purchaser shall pay their own costs and expenses that they incur with respect to the negotiation, execution, delivery and performance of this Agreement.

(b)            If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.8           Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

7.9           Interpretation.  The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”  The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

7.10           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one instrument.

7.11           Telecopy Execution and Delivery.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

7.12           Further Assurances.  The parties agree to execute such other documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

Lescarden Inc.

By:
William Luther, President

Purchaser

Charles T. Maxwell